                                                                   EXHIBIT 10.06

                             THIRD AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                             1988 STOCK OPTION PLAN


         Pursuant to resolutions adopted by the Board of Directors of Comshare, Incorporated on February 16, 2001, the 1988 Stock Option Plan (the "Plan") is hereby amended as set forth below.

         Effective February 16, 2001, the first two sentences in Section 9 "Termination of Employment" shall be amended and restated in their entirety to read as follows:

                  Upon the expiration of a period of three (3) months after the termination of employment of an optionee for any reason other than death or disability as defined in Section 22(e) of the Code, all rights to purchase shares pursuant to an exercisable option and all related stock appreciation rights shall expire and terminate; provided, however, that the Board, in its sole discretion, may permit an option to continue to vest and/or expire later than three (3) months following an optionee's termination of employment but not later than the original expiration date of the option. The Board also may determine that an option granted under the Plan shall terminate at a time prior to three (3) months following termination of employment.


         THIS THIRD AMENDMENT to the Comshare, Incorporated 1988 Stock Option Plan is hereby executed as of February 16, 2001.



                                       COMSHARE, INCORPORATED




                                   By: /s/ Brian Jarzynski
                                      Brian Jarzynski
                                      Vice President and Chief Financial Officer